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                                 EXHIBIT 23.1
                             OWENS-ILLINOIS, INC.
                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Selected Financial Data."

We also consent to the incorporation by reference in the Registration State-ment (Form S-3 No. 33-51982) of Owens-Illinois, Inc. and in the related Prospectus, in the Registration Statement (Form S-8 No. 33-43559) pertaining to the Fourth Amended and Restated Owens-Illinois, Inc. Stock Purchase and Savings Program; the Second Amended and Restated Owens-Illinois, Inc., Non-Union Retirement and Savings Plan; the Second Amended and Restated Owens-Illinois, Inc. Supplemental Retirement Plan; and the First Amended and Restated Owens-Illinois, Inc. Long-Term Savings Plan, and in the Registration Statement (Form S-8 No. 33-44252) pertaining to the Amended and Restated Stock Option Plan for Key Employees of Owens-Illinois, Inc. of our report dated February 4, 1994 with respect to the consolidated financial statements and schedules of Owens-Illinois, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 1993.




                                               (/s/ Ernst & Young)
                                                  Ernst & Young



Toledo, Ohio
March 29, 1994